                                                                    Exhibit 19.1



      AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                 AS OF 8/31/99



AGGREGATE RECEIVABLES BALANCE            NUMBER OF ACCTS       PERCENT OF                AGGREGATE         PERCENT OF
                                                                NUMBER OF              RECEIVABLES          AGGREGATE
                                                                    ACCTS                  BALANCE        RECEIVABLES
                                                                                                              BALANCE
1.      5,000  or less                            22,669           65.72%           $39,079,361.25              6.96%

2.      5,000 - 10,000                             4,713           13.66%            33,359,703.72              5.94%

3.     10,000 - 25,000                             3,902           11.31%            60,913,360.55             10.85%

4.     25,000 - 50,000                             1,553            4.50%            54,149,110.62              9.65%

5.     50,000 - 75,000                               565            1.64%            34,212,426.11              6.09%

6.     75,000 - 100,000                              285            0.83%            24,320,997.17              4.33%

7.    100,000 - 250,000                              487            1.41%            76,297,493.16             13.59%

8.    250,000 - 500,000                              184            0.53%            64,384,659.90             11.47%

9.    500,000 - 1,000,000                             80            0.23%            55,247,438.01              9.84%

10. 1,000,000 - 5,000,000                             48            0.14%            87,099,834.34             15.52%

11.      Over   5,000,000                              5            0.01%            32,270,120.38              5.75%


Total:                                            34,491                           $561,334,505.21 (1)


(1) Includes $9,871,353.49 of loan commitments.

            AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT
                   TERM - IDENTIFIED PORTFOLIO AS OF 8/31/99



REMAINING INSTALLMENT TERM               NUMBER OF ACCTS          PERCENT                AGGREGATE         PERCENT OF
                                                             OF NUMBER OF              RECEIVABLES          AGGREGATE
                                                                    ACCTS                  BALANCE        RECEIVABLES
                                                                                                              BALANCE
03 Months or Less                                 13,023           37.76%           $66,032,631.01             11.76%


04 to 06 Months                                   12,565           36.43%           176,376,971.52             31.42%


07 to 09 Months                                    8,396           24.34%           198,331,958.08             35.33%


10 to 12 Months                                      283            0.82%            40,277,574.05              7.18%


13 to 18 Months                                       94            0.27%            20,004,061.92              3.56%


More than 18 Months                                  130            0.38%            60,311,308.63             10.74%



Total:                                            34,491                           $561,334,505.21 (1)



(1) Includes $9,871,353.49 of loan commitments.

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                  AS OF 8/31/99

            STATES                  AGGREGATE                PERCENTAGE OF
                                  RECEIVABLES                    AGGREGATE
                                      BALANCE                  RECEIVABLES
                                                                   BALANCE

CALIFORNIA                    $130,850,721.50                       23.31%
TEXAS                           71,351,334.37                       12.71%
NEW YORK                        43,849,856.37                        7.81%
FLORIDA                         33,151,845.23                        5.91%
PENNSYLVANIA                    29,968,455.23                        5.34%
NEW JERSEY                      23,785,154.45                        4.24%
OHIO                            16,181,215.80                        2.88%
ILLINOIS                        15,997,168.07                        2.85%
WASHINGTON                      15,139,331.21                        2.70%
MASSACHUSETTS                   14,900,451.28                        2.65%
VIRGINIA                        12,271,565.36                        2.19%
LOUISIANA                       10,892,419.33                        1.94%
UTAH                             9,910,008.16                        1.77%
GEORGIA                          9,186,321.63                        1.64%
KENTUCKY                         8,255,356.47                        1.47%
MISSOURI                         8,051,654.16                        1.43%
MICHIGAN                         7,924,334.79                        1.41%
COLORADO                         7,689,917.68                        1.37%
NORTH CAROLINA                   7,271,750.14                        1.30%
TENNESSEE                        6,804,941.44                        1.21%
INDIANA                          6,616,140.45                        1.18%
CONNECTICUT                      5,903,577.92                        1.05%
OREGON                           5,847,610.93                        1.04%
ALASKA                           5,414,717.75                        0.96%
ALABAMA                          4,939,131.36                        0.88%
MISSISSIPPI                      4,923,924.07                        0.88%
OKLAHOMA                         4,549,900.74                        0.81%
WEST VIRGINIA                    4,287,963.92                        0.76%
MARYLAND                         4,261,606.10                        0.76%
WISCONSIN                        4,158,666.15                        0.74%
ARIZONA                          3,998,703.41                        0.71%
NEVADA                           3,726,611.81                        0.66%
MINNESOTA                        3,436,000.23                        0.61%
ARKANSAS                         3,180,038.60                        0.57%
SOUTH CAROLINA                   3,108,822.25                        0.55%
HAWAII                           3,040,348.89                        0.54%
IDAHO                            2,071,944.32                        0.37%
NEW HAMPSHIRE                    1,189,051.89                        0.21%
MAINE                              801,507.14                        0.14%
NEBRASKA                           647,049.84                        0.12%
MONTANA                            569,643.28                        0.10%
IOWA                               400,207.30                        0.07%
WYOMING                            329,971.66                        0.06%
RHODE ISLAND                       298,209.35                        0.05%
SOUTH DAKOTA                       145,893.63                        0.03%
NEW MEXICO                          27,564.62                        0.00%
VIRGIN ISLANDS                      19,367.76                        0.00%
DELAWARE                             5,335.20                        0.00%
KANSAS                               1,191.97                        0.00%

Total:                        $561,334,505.21 (1)


(1) Includes $9,871,353.49 of loan commitments.

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                          EIGHT MONTHS                           TWELVE MONTHS
                                                        ENDED AUGUST 31,                       ENDED DECEMBER 31,
                                                     1999               1998                  1998           1997
                                                     ----               ----                  ----           ----
Average Month Principal Balance (2)                $528,127            $533,636            $536,913         $562,229
Gross Charge Offs                                     1,815               1,913               3,010            1,002
Recoveries                                              823                 534                 804              102
Net Charge Offs                                         992               1,379               2,206              900
Net Charge Offs as a Percentage of Average
    Aggregate Outstanding Principal Balance            0.28%(3)            0.39%(3)            0.41%            0.16%

(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.
(2)  Based on the average beginning of the month balances.
(3)  Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                              AT AUGUST 31,                      AT DECEMBER 31,
                                                         1999              1998              1998              1997
                                                         ----              ----              ----              ----
Number of days a loan remains overdue
    after cancellation of the related insurance
    policy
         31-89 days                                      0.50%              1.01%            1.25%             1.17%
         90-270 days                                     0.63%              0.95%            0.91%             0.93%
         Over 270 days (1)                               0.00%              0.00%            0.00%             0.00%
                                                         -----              -----            -----             -----
             Total                                       1.13%              1.96%            2.16%             2.10%
                                                         =====              =====            =====             =====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                           EIGHT MONTHS                     TWELVE MONTHS
                                                          ENDED AUGUST 31,                 ENDED DECEMBER 31,
                                                      1999              1998             1998              1997
                                                      ----              ----             ----              ----
Average Month Principal Balance (1)                $528,127         $533,636           $536,913        $562,229
Interest & Fee Income                                33,910           41,029             60,676          63,462

Average Revenue Yield on Outstanding               9.63%(2)            11.53 (2)         11.30%          11.29%
   Principal Balance Receivables


(1)  Based on the average beginning of the month balances.
(2)  Calculated on an annualized basis.